UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2010 (July 16, 2010)

Date of Report (Date of earliest event reported)

TapImmune Inc.
(Exact name of registrant as specified in its charter)

000-27239
(Commission File Number)
Nevada		88-0277072
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)
2815 Eastlake Avenue East, Suite 300 Seattle, WA 98102
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(206) 336-5600
Registrant's telephone number, including area code

800 Bellevue Way NE, Suite 400
Bellevue, WA 98004
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 16, 2010, Tracy Moore resigned as a member of our Board of Directors and as our Chief Financial Officer. The resignations of Mr. Moore were not the result of any disagreement with us on any matter relating to our operations, policies or practices. Mr. Moore’s written resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Our President, Mr. Denis Corin will serve as the acting Chief Financial Officer until a full-time replacement has been found. Mr. Corin has served as our President since November of 2006 and served as our Chief Executive Officer from November 2006 until July 2009. Mr. Corin joined the Board in July 2009. Mr. Corin is a management consultant. He has worked for large pharmaceutical (Novartis) and diagnostic instrumentation companies (Beckman Coulter) in their sales organizations responsible for sales in multi-product disciplines including pharmaceuticals and diagnostics and diagnostic automation equipment. After Novartis and Beckman Coulter, he served as Director of Investor Relations in the small-cap biotech arena at MIV Therapeutics Inc, a company specializing in next generation drug delivery and drug eluting cardiovascular stents. He holds a double major, Bachelors degree in Economics and Marketing, from the University of Natal, South Africa.

Item 9.01	Financial Statement and Exhibits

Exhibit 99.1	Letter of Resignation, dated July 16, 2010, of Tracy Moore

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 TAPIMMUNE INC.

By: /s/ Denis Corin
Denis Corin
President

July 19, 2010